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                                                                    EXHIBIT 12.3



                            BARNETT MORTGAGE COMPANY

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    EXHIBIT 12.3(c) -- COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES


                         (DOLLAR AMOUNTS IN THOUSANDS)



     The preceding table sets forth the ratio of earnings to fixed charges of Barnett Mortgage Company for the five fiscal years ended December 31, 1995, the period April 1, 1996 to May 30, 1996, the period January 1, 1996 to May 30, 1996 and the three and six months ended June 30, 1995. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.



                                                                                             FOR THE PERIOD     FOR THE THREE
                                                                                              APRIL 1, 1996     MONTHS ENDED
                                                1991    1992    1993     1994       1995     TO MAY 30, 1996    JUNE 30, 1995
                                                ----    ----   ------   -------   --------   ---------------   ----------------
Earnings before income taxes..................  $ --  $  883   $  191   $(2,520)  $(29,975)      $(4,900)          $(5,474)
                                                ----  ------   ------   -------   --------       -------           -------
Interest expense..............................   563     531    1,415     4,911     20,427         3,480             6,766
Interest portion of rental expense............   219     273      422       569      1,461           205               307
                                                ----  ------   ------   -------   --------       -------           -------
Fixed charges.................................   787     804    1,637     5,480     21,888         3,685             7,073
                                                ----  ------   ------   -------   --------       -------           -------
Earnings before fixed charges.................   787   1,687    2,028     2,900     (6,067)       (1,215)            1,599
                                                ----  ------   ------   -------   --------       -------           -------
FIXED CHARGES:
Interest expense..............................   568     531    1,415     4,911     20,427         3,480             6,766
Interest portion of rental expense............   219     273      422       569      1,451           205               307
                                                ----  ------   ------   -------   --------       -------           -------
Fixed charges.................................  $787  $  804   $1,837   $ 5,480   $ 21,888       $ 3,685           $ 7,073
                                                ----  ------   ------   -------   --------       -------           -------
Ratio of earnings to fixed charges............  1.00    2.10     1.10        (a)        (a)           (a)               (a)
                                                ====  ======   ======   =======   ========       =======           =======

                                                  FOR THE PERIOD       FOR THE THREE
                                                 JANUARY 1, 1996       MONTHS ENDED
                                                 TO MAY 30, 1996       JUNE 30, 1995
                                                ------------------   ------------------
Earnings before income taxes..................       $(10,819)            $(10,361)
                                                     --------             --------
Interest expense..............................          9,574                9,685
Interest portion of rental expense............            477                  497
                                                     --------             --------
Fixed charges.................................         10,051               10,182
                                                     --------             --------
Earnings before fixed charges.................           (768)                (179)
                                                     --------             --------
FIXED CHARGES:
Interest expense..............................          9,574                9,685
Interest portion of rental expense............            477                  497
                                                     --------             --------
Fixed charges.................................       $ 10,051             $ 10,182
                                                     --------             --------
Ratio of earnings to fixed charges............             (a)                  (a)
                                                     ========             ========

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(a) As a result of the loss incurred in this period, the Company was unable to fully cover the indicated fixed charges.

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